Exhibit 10.1

Execution Version

Dated and effective as of April 30, 2025

LDRV Holdings Corp., as Borrower Representative

4042 Park Oaks Blvd., Suite 350

Tampa, Florida 33610

Attention: Jeff Needles, Chief Financial Officer

Re:	Limited Waiver and Consent with Respect to Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among LDRV Holdings Corp., a Delaware corporation (the “Borrower Representative”), the Loan Parties party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

1. Preliminary Statements

Pursuant to Sections 2.01.7, 2.01.8, and 2.01.9 of the Credit Agreement, the Borrowers are required to make certain curtailment payments on or before the Applicable Curtailment Date (the “Curtailment Covenants”).

Pursuant to Section 2.07 of the Credit Agreement, the Borrowers are required to pay to the Administrative Agent for the ratable benefit of the Lenders in each Class all accrued interest owing in respect of such Class of Loans in arrears on the applicable Interest Payment Dates (the “Interest Payment Covenant”).

Pursuant to Section 3.19 of the Credit Agreement, the Borrowers represent and warrant that each of the Loan Parties and each Subsidiary of a Loan Party, taken as a whole is, and will remain, Solvent (the “Solvency Representation”).

Pursuant to Sections 5.05 and 5.07 of the Credit Agreement, each Loan Party is required to pay when and as due, or within applicable grace periods, all liabilities due to third persons and all Taxes imposed upon it or any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income (the “Liabilities and Taxes Covenants”).

Pursuant to Section 6.19 of the Credit Agreement, the Borrowers are required to maintain a certain minimum Liquidity as of the end of certain calendar months (such covenant, the “Minimum Liquidity Covenant”).

The Borrowers have notified the Administrative Agent that one or more defaults have occurred or may occur under the Coliseum Loan Agreement, described as more particularly as the “Specified Defaults” (the “Specified Coliseum Defaults”) in that certain Temporary Waiver of Defaults, Agreement to Delay May 1, 2025 Monthly Payment Date and Consent dated as of the date hereof (the “Coliseum Waiver”) by and among Coliseum Holdings I, LLC, LD Real Estate, LLC, Lazydays RV of Ohio, LLC and Airstream of Knoxville at Lazydays RV, LLC.

The Loan Parties acknowledge and agree that if not for the waiver provided for in Section 2 below, one or more existing or potential Defaults or Events of Default would have occurred and be continuing (collectively, the “Specified Defaults”) (i) under Section 7.01 of the Credit Agreement as a result of the Borrowers’ failure to comply with (a) the Curtailment Covenants during the Temporary Waiver Period (defined below) and (b) the Interest Payment Covenant during the Temporary Waiver Period, (ii) under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with the Minimum Liquidity Covenant as of April 30, 2025, (iii) under Section 7.02(c) of the Credit Agreement as a result of the Borrowers’ failure to comply with the Liabilities and Taxes Covenants prior to the Waiver End Date (iv) under Section 7.03 of the Credit Agreement as a result of the Solvency Representation being false, incorrect, or misleading in any material respect when made or deemed made prior to the Waiver End Date and (v) under Section 7.04 of the Credit Agreement as a result of (a) any of the foregoing Defaults or Events of Default resulting in defaults or cross defaults under the Knoxville mortgage in favor of First Horizon Bank or (b) any of the following (collectively, the “Specified Coliseum Cross-Defaults”): (1) any of the foregoing Defaults or Events of Default resulting in defaults or cross defaults under the Coliseum Agreement or (2) the occurrence of any Specified Coliseum Default.

The Loan Parties have requested that the Lenders agree to temporarily waive the Specified Defaults and consent to the Asset Sales (as defined below), and the undersigned Lenders have agreed to such temporary waiver and consent on the terms and subject to the conditions set forth herein.

2. Limited Waiver

Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Lenders hereby temporarily waive the Specified Defaults for a period beginning from the date hereof and extending to the earliest to occur of (i) 11:59 P.M. (Eastern Time) on May 30, 2025 and (ii) the failure of any Loan Party to comply timely with any term, condition, or covenant set forth in this Agreement or the occurrence of a Default or Event of Default under the Credit Agreement (other than the Specified Defaults) (the “Waiver End Date” and such period, the “Temporary Waiver Period”).

On and as of the Waiver End Date, the limited and temporary waiver of the Specified Defaults set forth in this Section 2(i) and the provisions set forth in Section 2(ii) shall automatically and without further notice cease to be of any force or effect and the Specified Defaults shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily waived pursuant to this Agreement. The Loan Parties each agree that on and from the Waiver End Date, the Administrative Agent, the Lenders and the other Secured Parties may at any time proceed to exercise any and all of the respective rights and remedies under the Credit Agreement, any other Credit Document and/or applicable law to the extent that a Default or an Event of Default (including the Specified Defaults) has occurred and is continuing. The Loan Parties further agree that nothing herein shall be construed to limit any rights or remedies available to the Administrative Agent, the Lenders and the other Secured Parties pursuant to the Credit Agreement or the other Credit Documents in connection with the occurrence of any Default or Event of Default other than, during the Temporary Waiver Period, the Specified Defaults.

2

3. Consent to Asset Sales

Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Administrative Agent and the Required Lenders hereby consent to the Loan Parties’ and their Subsidiaries’ execution and delivery of the Purchase Agreements (defined below) and the sale of their assets, including owned real estate (collectively, the “Asset Sales” and each, an “Asset Sale”), (i) at the Facilities located at (a) 2398 Peters Road, Fort Pierce, Florida 34945, (b) 2260 E. Main Street, Mesa, Arizona 85213, and (c) 10400 East I-25 Frontage Road, Longmont, Colorado 80504 (which is also known as 10500 E Interstate 25 Frontage Road, Longmont, Colorado 80504 (APN No. 131311000057) and 10092 East Interstate 25 Frontage Road, Firestone, Colorado 80504 (APN No. 131311313002)) (together, such assets, the “General RV Facilities”) to General RV Center, Inc. or one or more of its affiliates (collectively “General RV”) and (ii) at the Facilities located at (a) 4530 Boulder Highway, Las Vegas, Nevada 89121, and (b) 11405 W. Bell Road, Surprise, Arizona (together, such assets, the “Fun Town Facilities”) to Fun Town RV, LP one or more of its affiliates (collectively “Fun Town”), subject to the following conditions:

(a) Purchase Price.

(i) General RV Facilities. The aggregate purchase price payable by General RV for the General RV Facilities shall be not less than $25,200,000 plus cash in an amount equal to the aggregate principal balance of the Floor Plan Loans made with respect to the Floor Plan Units located at or in transit to the applicable General RV Facility at the time such General RV Facility is sold (the “General RV Floor Plan Units”) based on the purchase price methodology agreed upon between the Loan Parties and General RV (which methodology shall be acceptable to the Administrative Agent and the Required Lenders) (collectively, the “General RV Sale Proceeds”).

(ii) Fun Town Facilities. The aggregate purchase price payable by Fun Town for the Fun Town Facilities shall be not less than $7,000,000 plus cash in an amount equal to the aggregate principal balance of the Floor Plan Loans made with respect to the Floor Plan Units located at or in transit to the applicable Fun Town Facility at the time such Fun Town Facility is sold (the “Fun Town Floor Plan Units”) based on the purchase price methodology agreed upon between the Loan Parties and Fun Town (which methodology shall be acceptable to the Administrative Agent and the Required Lenders) (collectively, the “Fun Town Sale Proceeds”).

(b) General RV Sale Proceeds. The General RV Sale Proceeds shall be applied in accordance with the terms of the Credit Documents or otherwise as agreed between the Loan Parties and the Required Lenders (subject to Sections 10.01(e) and (i) of the Credit Agreement). With respect to each General RV Floor Plan Unit, 100% of the Floor Plan Loans made with respect to such General RV Floor Plan Unit to the Administrative Agent to be applied to the outstanding principal amount of the Floor Plan Loans.

(c) Fun Town Sale Proceeds. The Fun Town Sale Proceeds shall be applied in accordance with the terms of the Credit Documents or otherwise as agreed between the Loan Parties and the Required Lenders (subject to Sections 10.01(e) and (i) of the Credit Agreement). With respect to each Fun Town Floor Plan Unit, 100% of the Floor Plan Loans made with respect to such Fun Town Floor Plan Unit to the Administrative Agent to be applied to the outstanding principal amount of the Floor Plan Loans.

(d) Floor Plan Reductions. The Loan Parties agree to negotiate mutually agreeable further reductions, if any, to the Floor Plan Loan Commitments and the Floor Plan Line of Credit Dollar Cap with the Administrative Agent in connection with the Asset Sales at the General RV Facilities and the Fun Town Facilities.

(e) Purchase Agreements. The Loans Parties and certain Subsidiaries of the Loan Parties shall have delivered to the Administrative Agent the definitive purchase agreement and related sources and uses for each Asset Sale (collectively, the “Purchase Agreements”), each in form and substance satisfactory to the Administrative Agent and the Required Lenders, prior to the consummation of such Asset Sale, which Purchase Agreements shall not contain any terms inconsistent in any material respect with the consent provided by this Section 3.

3

(f) Purchase Agreement Amendments. Without the prior written consent of the Administrative Agent and the Required Lenders, the Borrowers shall not amend or otherwise modify the Purchase Agreements to contain any terms inconsistent in any material respect with the consent provided by this Section 3.

(g) Information. The Borrowers shall promptly deliver to the Administrative Agent such financial and other information regarding the Asset Sales as the Administrative Agent may reasonably request from time to time.

Upon the request of the Borrower Representative, the Administrative Agent shall promptly deliver a customary payoff letter in connection with each Asset Sale that will (x) specify the amount of the Floor Plan Loans that must be repaid in connection with such Asset Sale in order for the Administrative Agent’s Liens on the assets to be sold in such Asset Sale to be released and terminated (consistent with clause (b)(iv) above) and (y) provide that the Administrative Agent’s Liens on such assets shall be released and terminated upon the Administrative Agent’s receipt of such amount in accordance with the provisions of such payoff letter.

Each Loan Party acknowledges and agrees that the consent contained in the foregoing shall not waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent following the occurrence of any other present or future Default or Event of Default under the Credit Agreement or any other Credit Document.

4. Covenants

In addition to and without limitation of the covenants contained in the Credit Documents, the Loan Parties hereby covenant and agree that they shall perform, observe and comply with each of the following covenants:

i.	On or before May 9, 2025 or such later date approved by the Administrative Agent and the Required Lenders, the Loan Parties shall (i) engage a chief administrative officer for the Loan Parties and their Subsidiaries acceptable to the Administrative Agent and the Required Lenders (the “CAO”) on the terms and conditions set forth in that certain side letter agreement with the Administrative Agent entered into on or before the date hereof (the “CAO Side Letter”), until such time as mutually agreed between the Loan Parties and the Required Lenders, and (ii) deliver to the Administrative Agent satisfactory evidence that the Loan Parties shall have appointed the CAO pursuant to appropriate organizational authorization documents and on terms consistent with this Section 4(i).

4

ii.	The Loan Parties shall continue to retain Stifel, Nicolaus & Company (the “Investment Banker”) for the purpose of marketing and advising on the Loan Parties’ efforts to raise new capital through one or more asset sales and/or debt or equity capital raises, in each case on terms acceptable to the Administrative Agent and the Lenders (each, a “Transaction”). Until such time as mutually agreed between the Loan Parties and the Required Lenders, the Loan Parties shall (i) provide the Administrative Agent with copies of (x) all bona fide written letters of intent, term sheets, commitment letters and/or similar indications of interest (“IOIs”), in each case, received from prospective bidders and financing sources in connection with any Transaction promptly, and in any case within two business days, after receipt thereof, (y) all material draft definitive documents in connection with any Transaction and (z) all investor presentations, confidential information memorandum, financial projections and other written materials prepared by the Investment Banker and/or the Loan Parties in connection with any Transaction, (ii) cause their management and advisors (including the Investment Banker) to provide weekly written updates and participate in weekly conference calls with the Lenders and their professionals to discuss updates regarding the financial status and assets and liabilities of the Loan Parties, the Transactions and any other matters reasonably requested by the Lenders and (iii) present all IOIs in connection with any Transaction to the Board of Directors of Pubco Guarantor or any transaction or financing committee thereof for consideration.

iii.	Notwithstanding anything to the contrary in the Credit Agreement, the Loan Parties shall retain CR3 Partners (or another financial advisor acceptable to the Administrative Agent) (the “Company FA”) as the Loan Parties’ financial advisor, with a scope of work and duties reasonably acceptable to the Administrative Agent until such time as mutually agreed between the Loan Parties and the Required Lenders. During such time, the Loan Parties shall continue to comply in all respects with the covenants set forth in Section 5.23.2 of the Credit Agreement with respect to such engagement. Without limitation of the foregoing, the Loan Parties shall cooperate in good faith to implement recommendations reasonably made by the Company FA in connection therewith that are acceptable to the Loan Parties and the Administrative Agent.

iv.	The Borrowers shall, within five (5) Business Days of receipt of an invoice therefor, pay all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP and FTI Consulting, Inc.).

v.	Until the expiration or termination of the Temporary Waiver Period, no Loan Party and no other Subsidiary shall, directly or indirectly, without the approval of the Administrative Agent and the Required Lenders, engage in (and shall cause each Subsidiary not to engage in) any transactions, including any Investments or Dispositions, or make any payments, in each case other than (i) in the ordinary course of business and (ii) the Asset Sales.

The failure of the Loan Parties to comply with the agreements set forth in this Section 4 hereof shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.

5. Conditions Precedent

This Agreement shall become effective upon:

i.	the Administrative Agent’s receipt of (a) a counterpart of this Agreement duly executed and delivered by the Loan Parties and the Required Lenders, (b) a duly executed copy of the Coliseum Waiver, in form and substance satisfactory to the Administrative Agent, and (c) a duly executed copy of the CAO Side Letter, in form and substance satisfactory to the Administrative Agent; and

ii.	the Borrowers’ payment of all outstanding reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP and FTI Consulting, Inc.) that have been presented to the Borrowers for payment prior to the date of this Agreement.

5

6. Miscellaneous

This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission will be effective as delivery of a manually executed counterpart thereof.

The Loan Parties hereby certify to the Administrative Agent and the Lenders that (a) as of the date hereof, no Default or Event of Default (other than the Specified Defaults) has occurred and is existing under the Credit Agreement or any other Credit Document, (b) each of the representations and warranties made by any Loan Party in the Credit Documents (other than the Solvency Representation) is true and correct in all material respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (iii) except as expressly modified by this Agreement, each Loan Party acknowledges, ratifies, reaffirms, and agrees that each of the Credit Documents are and will remain in full force and effect and binding on the Loan Parties and are enforceable in accordance with their respective terms and applicable law.

The Loan Parties acknowledge that this Agreement applies only to the terms and provisions of the Credit Documents referenced above and shall not be construed to be a consent in connection with, or a waiver or amendment of, any of the other terms and conditions of the Credit Agreement or any of the other Credit Documents. Any references contained in the Credit Agreement or any other Credit Document to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as modified hereby and as further amended, restated or otherwise modified after the date hereof.

The agreements contained herein shall not be construed as a consent, waiver or extension of any future violation of the above-referenced provisions or any of the other terms and conditions of the Credit Agreement or any other Credit Documents nor shall the Loan Parties, by receipt of this Agreement, expect that any consent, waiver, forbearance or extension will be given in the future. This Agreement shall be deemed to be a “Credit Document” as such term is defined in the Credit Agreement.

In consideration of the agreements of the Administrative Agent and the Lenders contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, or any of the other Credit Documents or transactions thereunder or related thereto.

Sections 10.19, 10.20, 10.21, 10.22 and 10.23 of the Credit Agreement apply to this Agreement, mutatis mutandis.

[Signatures continued on following pages]

6

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Administrative Agent and a Lender

By:	/s/ Shane Mitzner
Name:	Shane Mitzner
Title:	SVP

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

SIGNATURE PAGE

FLAGSTAR BANK N.A., ASSIGNEE OF
FLAGSTAR SPECIALTY FINANCE COMPANY,
LLC (AS SUCCESSOR IN INTEREST TO NYCB
SPECIALTY FINANCE COMPANY, LLC),
as a Lender

By:	/s/ Robert L. Marsh
Name:	Robert L. Marsh
Title:	Senior Vice President

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

SIGNATURE PAGE

huntington national bank,
as a Lender

By:	/s/ David Paoni
Name:	David Paoni
Title:	Auto Finance Syndication Team Manager

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

SIGNATURE PAGE

rockland trust company,
as a Lender

By:	/s/ Robert Clement
Name:	Robert Clement
Title:	Vice President

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

SIGNATURE PAGE

Acknowledged and Agreed:

LDRV HOLDINGS CORP.

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

LAZYDAYS RV AMERICA, LLC
LAZYDAYS RV DISCOUNT, LLC
LAZYDAYS MILE HI RV, LLC
LAZYDAYS OF MINNEAPOLIS LLC
LDRV OF TENNESSEE, LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC
LAZYDAYS OF CENTRAL FLORIDA, LLC
LONE STAR DIVERSIFIED, LLC
LAZYDAYS RV OF PHOENIX, LLC
LAZYDAYS RV OF ELKHART, LLC
LAZYDAYS RV OF OREGON, LLC
LAZYDAYS RV OF WISCONSIN, LLC
LAZYDAYS RV OF IOWA, LLC
LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC
LAZYDAYS RV OF WILMINGTON, LLC
LAZYDAYS RV OF LONGMONT, LLC
LDL OF FORT PIERCE, LLC
LAZYDAYS RV OF ST. GEORGE, LLC
LAZYDAYS RV OF SURPRISE, LLC

By:	LDRV Holdings Corp.,
its Manager

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

SIGNATURE PAGE

GUARANTORS:

LAZYDAYS HOLDINGS, INC.
LAZY DAYS’ R.V. CENTER, INC.

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

LAZYDAYS RV OF MARYVILLE, LLC
LAZYDAYS RV OF RENO, LLC
LAZYDAYS SUPPORT SERVICES, LLC

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

M&T / LAZYDAYS LIMITED WAIVER AND CONSENT

SIGNATURE PAGE